1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2005.

LAKEFIELD VENTURES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-501191 (Commission File Number)	98-0219157 (IRS Employer Identification No.)

10580 N. McCarran Blvd., Building 115-208 Reno, Nevada (Address of principal executive offices)	89503 (Zip Code)

Registrant's telephone number, including area code (775) 747-0667

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2005, Lakefield Ventures, Inc. (the “Company” or “Lakefield”) entered into an Assignment Agreement (the “Agreement”) with International Mineral Resources Ltd. (“IMR”), a company organized in the British Virgin Islands, whereby IMR assigned its right, title and interest in and to the option agreement entered into between IMR and United Energy Metals S.A. (the “Option Agreement”) to Lakefield.  The Option Agreement allows for the holder of the option (the “Option”) to acquire 99.8% of the equity in United Energy Metals S.A., an Argentina company, which in turn holds a 100% interest in a commanding property position of 170,000 hectares adjacent to the Cerro Solo Uranium deposit (such property is known as the “Rio Chubut” property).  As consideration for the assignment of the Option from IMR to Lakefield, Lakefield is required to issue to IMR 8,000,000 shares of common stock of Lakefield and pay to IMR US$50,000.00 as well as IMR retaining a 5% net smelter royalty.  This deposit is located in Chubut Province within Patagonia of Southern Argentina. The exploration block is approximately 160 km x 195 km, and borders the Cerro Solo uranium deposit to both the North and South.

A copy of the agreement between the Lakefield and IMR is attached hereto as Exhibit 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 28, 2005, Mr. Michael Iverson resigned as president of Lakefield Ventures, Inc. (the “Company”) without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same day, Mr. Richard Bachman was appointed as president and a director of the Company.

Mr. Bachman is a successful manager with 25 years of experience in mining and mineral exploration including 12 years of international experience in South America, Africa, and Europe.  His strengths include designing, implementing and directing successful acquisition and exploration programs throughout the world.

Mr. Bachman’s work experience includes 22 years working with Homestake Mining Company in various capacities ranging from exploration to mine operations.  From 1995 to 1998 he was the Regional Geologist for Brazil where he directed a staff of 46 and was responsible for a $2.5 million annual exploration budget.  He conducted a country-wide assessment that resulted in the acquisition of a one million hectare property in a 20 million ounce gold district in the Amazon.  From 1999 to 2000 Mr. Bachman was the Regional Geologist for Peru where he directed a staff of 10 and refocused Homestake’s existing exploration program which resulted in the evaluation of 83 properties in 24 months and yielded one new discovery.  From 2001 to 2002 he was Homestake’s Regional Geologist, International Special Projects, where he designed and successfully implemented reconnaissance programs in southern Argentina that resulted in the evaluation of 63 properties with five advancing and the coordination and field review of 22 properties.

From 2002 until now, Mr. Bachman has acted as President and Consulting Professional Geologist for Minera Teles Pires Inc., a Reno, Nevada company.  Mr. Bachman is also the President, CEO and Director of Pan American Gold Corp., an Over The Counter Bulletin Board Company with exploration properties in Canada.

Mr. Bachman holds a Bachelors of Science degree in Geological Engineering from the South Dakota School of Mines and Technology and is a Certified Professional Geologist with the American Institute of Professional Geologists.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1 and 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Assignment Agreement between Lakefield Ventures, Inc. and International Mineral Resources Ltd. dated September 22, 2005.
Exhibit 99.1	Press Release dated September 23, 2005.
Exhibit 99.2	Press Release dated September 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

September 29, 2005

LAKEFIELD VENTURES INC.

By:

/s/ Richard Bachman

Name:

Richard Bachman

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 10.1	Assignment Agreement between Lakefield Ventures, Inc. and International Mineral Resources Ltd. dated September 22, 2005.	6
Exhibit 99.1	Press Release dated September 23, 2005.	26
Exhibit 99.2	Press Release dated September 28, 2005.	28